UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of THE
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WELBILT, INC.

 (Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ELT/VP Script + FAQ - Not for Distribution

Leader script:

Team, I have very important news to share.

I want to talk to you about the announcement that came out this morning, that Middleby and Welbilt have entered into an agreement and plan of merger to combine our businesses. While we are all still processing what we heard I want to do my best to share with you what is known, how this might impact us, and attempt to answer your questions.

We anticipate completing a deal that will increase shareholder value and create more opportunities for our business. Acquisitions happen, they are not unusual as businesses seek to expand and grow.

We foresee a combined entity that will have broad brand representation, a culture of innovation, and leadership in the development of connected and automated equipment. This combination creates an organization with a bright future with plenty of opportunities for our people.

The next steps, simply put, are that the deal will have to be approved by both Welbilt and Middleby shareholders, and by applicable antitrust regulators in various jurisdictions where we operate, so we are subject to a lot of legal and regulatory requirements, processes, and timelines.

It will impact our team globally and will, like all deals, create a period of uncertainty for us all.

We all will naturally have concerns about job reductions and what this means to us. No one can foresee yet what this may mean and there are no guarantees. What I can say is, we will take very great care of all of you no matter what the situation is.

Therefore, as challenging as this could be, we must stay focused, we must return to our workstations and operate like business as usual. We cannot take our foot of the gas pedal. We have great products to build, revenue to generate, and customers to delight. That’s what we do best.

It is imperative that anyone associated with Welbilt is not distracted by or fueling rumors. Company-wide, we all have the same message and information to relay to any stakeholders.

All I ask right now is for your understanding and patience during this time. We must be there for each other. Let’s continue to stay focused and bring our best self to work every day even with all this uncertainty. We must continue to work as a team. We should remain proud of who we are and what we can do.

I encourage you all to join the town hall meeting tomorrow but do not respond to any external requests for information. Direct anyone who asks you for information outside of Welbilt to Rich Sheffer.

In closing and as I shared, we are all still processing this just like you, and I know as much as you, but will now attempt to answer any questions you have.

For Reference: Frequently Asked Questions

The following FAQ’s address the most immediate questions and seek to provide employees with the information that is available to us to share at this time. Do not attempt to respond to any questions that are in addition to those contained in this document, additional questions should be passed to your VP or HR Leader.

Q.	Why is Middleby acquiring Welbilt?

A.	The combination of Middleby and Welbilt will create a dynamic commercial foodservice platform with growth opportunities for both companies. We will be well-positioned to accelerate in-demand innovation to the marketplace to best serve the needs of our customers. We believe there are many strong synergies between the two companies, and both will greatly benefit from each other. Our highly complementary product offerings, customer bases, and international presence will expand. Welbilt has a product portfolio we know very well. All Welbilt brands are highly recognized in the industry, many with longstanding chain customers. Welbilt also has an established global reach which will benefit all businesses within the platform. Welbilt is highly complementary to our current offerings. The transaction has the potential for us to deepen relationships with our customers and channel partners while delivering significant value to both sets of shareholders.

Q.	What are the benefits of the transaction?

A.	For customers, the benefits of the transaction are:
•	Greatly expanded product portfolio
•	Accelerated new product innovation for a rapidly changing market
•	Premiere service and aftermarket support
•	Streamlined customer relationships

For Middleby and Welbilt, the benefits of the transaction include:

•	Merging of attractive, respected brands
•	Enhancing sales and customer collaboration
•	Expanding international reach
•	Broadening distribution channel
•	Realizing synergies in supply chain and manufacturing
•	Leveraging both companies’ investments in engineering and IoT solutions

Q.	How will the integration affect us?

A.	It is too soon to know how the integration process will occur. We will continue to operate our businesses as two independent companies until the transaction closes, which is expected in late 2021. Until then, it remains business as usual for our facilities. After we close the transaction, the integration plan will be communicated to our employees as soon as we are able to do so.

Q.	What changes will occur when the transaction closes?

A.	We see this as an opportunity to expand and improve our business while retaining our unique culture. Decisions will be made as part of the integration process following the closing of the transaction. There are many synergies between the companies and the brands, but our main focus now is on closing the transaction.

Q.	What do we do between now and the transaction close? Does anything change in how we interact with Middleby and our customers?

A.	It is business as usual; interact with Middleby and our customers as you have in the past.

Q.	After the transaction closes, what are the plans for merging facilities or teams?

A.	We will focus on what is best for the brands. For now, future plans for facilities, teams, and other operations will be considered after we close the transaction.

Q.	Can you comment on the regulatory review process?

A.	We cannot discuss this topic.

Q.	What is the name of the combined company?

A.	The combined company name will be Middleby.

Q.	How do we address rumors, or that someone heard something?

A.	We don’t respond to rumors. If it does not come from corporate or your manager, it is not something we address.

Q.	How will this benefit Welbilt?

A.	We believe the acquisition will benefit Welbilt in many ways, including new sales channels, expanded customer opportunities and product offerings, supply chain savings, and leadership from a deeply experienced management team.

Q.	What is the timing?

A.	We expect the merger to close in the second half of, pending regulatory approvals and customary closing conditions, including approval by the shareholders of both companies.

Q.	What are the terms of the agreement?

A.	Under the terms of the merger agreement, at closing, Welbilt will be an indirect, wholly-owned subsidiary of Middleby. Each outstanding share of Welbilt common stock will be converted into the right to receive shares of Middleby common stock, and all Welbilt options and RSUs will be converted into Middleby options and RSUs in accordance with such exchange ratio. Middleby shareholders will continue to hold the Middleby shares they currently own.

Middleby and Welbilt estimate that upon completion of the merger, current Middleby shareholders will collectively own approximately 76% of the outstanding shares of Middleby common stock, and current Welbilt shareholders will collectively own approximately 24% of the outstanding shares of Middleby common stock (in each case based on fully diluted shares outstanding of Middleby).

Q.	What will management of the new company look like?

A.	At the closing of the merger, the Middleby board of directors will be comprised of nine directors, consisting of the seven current members of the Middleby board and two additional directors from the Welbilt board. The Middleby CEO, Tim FitzGerald, and CFO, Bryan Mittelman, will continue in their current roles after the transaction closes.

Q.	What are the long-term plans?

A.	With the expanded synergies, accelerated innovation capabilities, and enhanced global reach between the companies, we are excited for the future of the combined company. We will be discussing our longer-term goals and plans after the close of the transaction.

Q.	How will this benefit customers?

A.	We believe this transaction will allow us to offer a broader portfolio of brands to our customers, as well as introduce better products, service levels, and innovations.

Q.	What are the conditions to the acquisition eventually closing?

A.	As with all mergers, this transaction is subject to numerous conditions. Simply put, the deal will have to be approved by both Welbilt and Middleby shareholders, and by applicable antitrust regulators in various jurisdictions where we operate. Our commitment to you is to keep you updated on this process every step of the way.

Q.	What is the scope of the deal, is all of Welbilt included globally?

A.	All Welbilt entities and locations are included. This will impact us globally.

Q.	What can we share outside the workplace?

A.	Anything that has been published in the public announcement can be shared. If you’re privy to confidential information and have been advised of the confidentiality of such information, then it must remain confidential.

Q.	What if we are approached for information, a statement, or an interview from any entity outside of the organization?

A.	If you are approached for information, or a statement from a person or an entity outside of the organization, you must immediately decline and forward such requests to Rich Sheffer (VP Investor Relations, Risk Management and Treasurer) without comment. Employees should not give external statements of any kind.

Q.	What does the acquisition of Welbilt mean to us, as employees?

A	We believe the acquisition will benefit Welbilt in many ways, including new sales channels, expanded

From an employee perspective, it brings different career and professional growth opportunities since it will be a larger organization. It can also mean expanded opportunities to engage in projects, ways to volunteer, chances to stand out and show your stuff.

Q.	Will any of our product lines be excluded from the acquisition or be required to be sold to gain regulatory approvals?

A:	Middleby is acquiring 100% of Welbilt and its product lines. The transaction is subject to approvals from applicable antitrust regulators in various jurisdictions and we will be working closely with our advisors to obtain those approvals in the coming months.

Q.	Have you shared all the information you can with us?

A.	Today we have shared everything we can with you and commit to sharing more in the future as new information emerges. We plan to communicate frequently and address more specific needs you may have based on your role, your department, or your location. If you want to ask questions or you have missed any communications, contact your VP or HR Leader. HR will respond to questions as well as share new information as it emerges.

Q.	How might this impact employees over the coming months?

A.	It is really important at this time that we carry on with a business-as-usual focus. There are products to build, revenue to generate, transformation projects to execute and of utmost importance, customers to delight. Any changes to the work environment will be communicated in advance. Therefore, employees can expect to experience a normal working environment and should focus on building great products, delighting our customers and delivering our budgeted results.

Q.	What will happen to the strategic / specific projects that we have launched?

A.	At this time, we are a business-as-usual. Until determined otherwise, project continue forward.

Q.	Will positions be impacted?

A.	When two organizations come together there may be duplication of work and, as a result, this may impact positions. No decisions have been made regarding any positions or people at this time. It is important to reiterate that from a market perspective, markets are recovering and, as they do, this often can result in the creation of more jobs rather than a reduction in jobs. There are a lot of steps to go through in a deal such as this. Taking care of our people will be front of mind.

Q.	Will there be layoffs?

A.	We do not currently anticipate layoffs. However, as with all deals, when two organizations come together decisions will need to be made about structure and work.

Q.	Will sites be impacted?

A.	Based on the information we have to date, there is no plan to close any sites.

Q.	Will the New Port Richey Corporate Office close?

A.	At this time, we do not know enough to answer.

Q.	Can we fill current open roles, and will we continue to hire/ back fill roles?

A.	The Requisition and Position Justification process should continue to be followed for any current or future openings.

Q.	Do I get a severance package if I’m laid off?

A.	Currently, there is no intent to reduce headcount. But, as in any business situation, if a position is impacted, then local severance practices and legislative requirements will be followed. Our standard approach to severance will be used as our guide until four months following closing of the transaction.

Q.	Will my NDA/ NSA / Non-compete still be effective and enforceable?

A.	Yes, some provisions of the NDA/NSA are enforceable even after the NDA/NSA expires. Refer to your agreement for specific details.

Q.	What can employees expect in terms of communications?

A.	Real time updates will be provided from the leadership team and HR.

It is important to note that acquisitions are complex and subject to regulatory processes which, at times, can mean that until decisions are made, certain information is required to be confidential. Our commitment to you is that you will receive regular updates as more information becomes available to us and we are permitted to disclose it.

Q.	How can I submit questions or concerns?

A.	Your first point of contact is always your line manager. You can also reach out to your HR Leader if you have any immediate concerns.

Q.	How often will we hear updates about the deal?

A.	We will use the Town Hall for quarterly updates and team meetings for interim updates when information becomes available. It is expected that this deal process may take many months, so communications will continue regularly throughout that time using our normal methods of employee communications.

Q.	What are the performance expectations as we go through this deal?

A.	For 2021 our KPI’s remain the same and our performance will continue to be measured per previous performance communications, using Welbilt’s results. Use this time to build on your standards and keep your foot on the gas pedal. Our bonus structures remain the same, so let’s keep knocking it out of the park! Our operational performance and commitment to our quality standards is of paramount importance now more than ever. We have quality products to build and customers to delight.

Q.	What will change about my day-to-day life here?

A.	Right now, nothing. As time progresses, if there are to be changes in our workplace, then full and thorough communications will take place.

Q.	How will our compensation programs be impacted?

A.	Annual merit increases, Short-Term Incentive Plans (STIP’s), Long-Term Incentive Plans (LTIP), and Commercial Incentive Plans (CIP) will follow the plan design as communicated and the scheduled timelines for 2021.

Q.	How will my Equity be handled?

A.	All equity awards will be assumed and converted into awards for the combined companies’ stock with the intention of preserving each award’s intrinsic value. Vesting and other key terms will continue in effect.

Q.	Some of my incentives are based on company’s performance. Which company’s performance will be used to determine my payout?

A.	For 2021, all incentives, bonuses, and performance measures remain the same. It will be Welbilt’s performance that will be used to determine payouts.

Q. How will my vacation and holiday schedule change?

A.	Globally, the 2021 vacation and holiday schedules remain unchanged.

Q.	Can I still take planned paid time off during this time?

A.	Yes, we will continue with our normal procedures for requesting and approving paid time off.

USA Section - Benefits

Q.	Will my benefits package change?

A.	For 2021, we do not anticipate any changes to our medical, 401(k) or other key benefits. If in the future, changes are made, employees will be fully apprised of these changes and the actions they need to take.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. Welbilt’s and Middleby’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of Welbilt or Middleby or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Welbilt or Middleby; the ability of Welbilt or Middleby to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of COVID-19 or other public health crises and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; and legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in Welbilt’s and Middleby’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transactions. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in Welbilt’s and Middleby’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this document are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Welbilt and Middleby undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Middleby intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Welbilt and Middleby that also constitutes a prospectus of Middleby. Each of Welbilt and Middleby also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Welbilt and Middleby. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Welbilt and Middleby, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Welbilt will be available free of charge on Welbilt’s website at www.welbilt.com or by contacting Welbilt’s Investor Relations Department by email at richard.sheffer@welbilt.com or by phone at (727) 853-3079. Copies of the documents filed with the SEC by Middleby will be available free of charge on Middleby’s website at www.middleby.com or by contacting Middleby’s Investor Relations Department by email at investors@middleby.com or by phone at (847) 741-3300.

Participants in the Solicitation

Welbilt, Middleby and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Welbilt is set forth in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Information about the directors and executive officers of Middleby is set forth in Middleby’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 31, 2021, and Middleby’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, which was filed with the SEC on March 3, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Welbilt and Middleby using the sources indicated above.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.